VOTE BY TELEPHONE
Have your proxy card available when you call the toll-free number 1-800-542-1160 and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website http://www.votefast.com and follow the simple instructions to record your vote.
VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, Corporate Trust Operations, Dept. 5352, P.O. Box 92301 Cleveland, Ohio 44193-0900.

Vote by Telephone Call toll-free using a touch-tone telephone: 1-800-542-1160	Vote by Internet Access the website and cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time

on                             , 2004 to be counted in the final tabulation.

If you vote by telephone or Internet, please do not send your proxy card by mail.

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Proxy must be signed and dated below.

¯    Please fold and detach card at perforation before mailing.    ¯

COMMONWEALTH INDUSTRIES, INC.	PROXY / VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing below, I (we) appoint                             ,                             , and                             , and any of them, as proxies, each with full power of substitution, acting jointly or by any of them, to vote and act with respect to all shares of common stock of the undersigned in Commonwealth Industries, Inc., at the special meeting of stockholders to be held on                             , 2004 or any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors’ recommendations provided on the reverse side of this card and at their discretion on any matters that may properly come before the meeting.

This card also serves as voting instructions to Prudential Retirement Services as Trustee of Commonwealth Industries, Inc. 401(k) Plan and Commonwealth Aluminum Lewisport, LLC Hourly 401(k) Plan. The Trustee will vote the shares of common stock of Commonwealth Industries, Inc. allocated to the undersigned’s account at the Special Meeting of Stockholders as directed by the undersigned on the reverse side.

Signature

Signature (if jointly held)

Date:	, 2004
Sign exactly as the name appears on this proxy card. Provide title if signing in a representative capacity. Joint owners must each sign personally. When signing as attorney, executor, administrator, trustee, guardian, or other representative capacity, please give your full title.

SIGN AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE

COMMONWEALTH INDUSTRIES, INC.

SPECIAL MEETING OF STOCKHOLDERS

                            , 2004

            , LOCAL TIME

PNC PLAZA, 29TH FLOOR,

500 WEST JEFFERSON STREET

LOUISVILLE, KENTUCKY 40202

Please record your vote below, sign on the reverse and return promptly to National City Bank, Corporate Trust 5352, P.O. Box 92301, Operations Department, Cleveland, Ohio 44193-0900, or if you choose, you can submit your proxy by calling the telephone number on the reverse, or through the Internet, in accordance with the instructions on the reverse. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

Any subsequent submission of a proxy by any means will change your prior proxy instructions. For example, if you submitted your proxy by telephone, a subsequent Internet submission will change how your shares will be voted. The last vote received by 11:59 p.m. Eastern Time on                             , 2004, will be the one counted. You may also revoke your proxy by voting in person at the meeting.

¯    Please fold and detach card at perforation before mailing.    ¯

COMMONWEALTH INDUSTRIES, INC.	PROXY / VOTING INSTRUCTION CARD

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

The undersigned acknowledges receipt from Commonwealth Industries, Inc. prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a joint proxy statement/prospectus dated                             , 2004.

The Board of Directors recommends a vote “FOR” all proposals listed below.

1.	To adopt the Agreement and Plan of Merger, dated as of June 16, 2004, among IMCO Recycling Inc., Silver Fox Acquisition Company and Commonwealth Industries, Inc., as more fully described in the accompanying joint proxy statement/prospectus.

❑ FOR                         ❑ AGAINST                         ❑ ABSTAIN

2.	To consider a proposal to adjourn or postpone, if necessary, the meeting to permit further solicitation of proxies.

❑ FOR                         ❑ AGAINST                         ❑ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment, postponement, continuation or rescheduling.